SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                              FORM 8-K


                            CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


                           September 11, 1996
                             Date of Report
                    (Date of earliest event reported)


                         FLEMING COMPANIES, INC.
            (Exact name of registrant as specified in its charter)


                 Oklahoma                 1-8140                 48-0222760
           (State or other juris-        (Commission             (IRS Employer
           diction of incorporation)      File Number)           Identification)


                    6301 Waterford Boulevard, Box 26647
                      Oklahoma City, Oklahoma   73126
                   (Address of Principal Executive Offices)


                              (405) 840-7200
                         Registrant's telephone number,
                            including area code
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Item 5.      Other Events.

     The company has reached an agreement in principle to settle two related lawsuits pending against the company, and others, in the U.S. District Court in Miami. Under the agreement, the trustee in the bankruptcy for Premium Sales Corporation, a failed grocery diverter that allegedly bilked investors out of millions of dollars, representatives of a purported class of investors and other claimants will dismiss their actions against the company in exchange for a $19.5 million payment plus $500,000 for costs and expenses. All related claims involving the company will be dismissed. The settlement is subject to documentation, court approval, approval by members of the purported class (without class members holding substantial claims opting out of the settlement) and releases from certain Canadian investors.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FLEMING COMPANIES, INC.


                                      KEVIN J. TWOMEY
                              By:     Kevin J. Twomey
                                      Vice President - Controller


Date: September 12, 1996